EXHIBIT 10.3


                                Walton C. Vance
                       21141 Canada Road, Apartment 18-C
                             Lake Forest, CA 92630
                                  949/587-9433
                              waltonv@hotmail.com

April 30, 2000


Ilyas Chaudhary, Chairman
Capco Energy, Inc.
2922 East Chapman Avenue, Suite 202
Orange, CA  92869

Dear Ilyas:

This letter confirms that the arrangement between Capco Energy, Inc. and subsidiaries ("Capco") and me regarding settlement of amounts owed to me for services rendered to Capco during the period January 3 to April 14, 2000, is as follows:

The amount of $20,280.00 (statement attached) to be paid in three installments of $5,000.00 each, the first of which is to be paid on May 2, 2000 and the next two installments on May 25, 2000 and June 26, 2000, respectively; and one final installment of $5,280.00 on July 25, 2000.

Issuance of 10,000 shares of registered, fully-paid, nonassessable common stock of Capco Energy, Inc. Registration of such shares will take place as soon as practicable.

Please indicate confirmation of this arrangement by signing this letter in the space provided below and returning it to my attention.

Sincerely,


/s/ Walton C. Vance
Walton C. Vance


Agreed and accepted:


/s/ Dennis R. Staal                   5-2-00
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(name and title)                   (date)